

                                                                                                                      Exhibit A-4
                                                                                                                      (Unaudited)


                                                   Birdsall, Inc.
                                      Consolidating Statement of Operations
                                       For the Year Ended December 31, 2003
                                                    (Millions)

                                                              Seven
                                    Tropical                  Seas      Tropic     Tropical
                                    Shipping and   Birdsall   Insurance Equipment  Shipping   Other      Adjustments
                          Birdsall, Construction   Shipping,  Company,  Leasing    Internat-  Sub-           and
                          Inc.      Company Ltd.   S.A.       Inc.      Inc.      ional, Ltd. sidiaries  Eliminations  Consolidated
                          --------  -------------  ---------  --------- --------- ----------- ---------- ------------  ------------

Operating revenues        $  57.2   $      230.0   $    8.9   $   8.3   $      -   $   42.1   $    26.9   $   (101.2)  $     272.2
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
Operating expenses
 Operating and maintenance   53.0          209.2        4.2       3.0          -       37.9        24.0       (101.2)        230.1
 Depreciation                 6.5            8.1        1.8         -          -          -         0.5            -          16.9
 Taxes, other than income
  taxes                       2.0            1.6          -       0.1          -          -         0.3            -           4.0
 Property sales (gain)loss   (0.3)           0.1       (1.3)        -          -          -           -            -          (1.5)
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
                             61.2          219.0        4.7       3.1          -       37.9        24.8       (101.2)        249.5
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Operating income (loss)      (4.0)          11.0        4.2       5.2          -        4.2         2.1            -          22.7
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
Equity investment income
 (loss)                         -              -          -         -        5.5          -           -            -           5.5
Other income (expense), net  16.9            6.2          -       0.4          -          -         0.8        (23.5)          0.8
Interest expense, net of
 amounts capitalized          0.3            0.6          -         -          -       (0.1)       (0.3)           -           0.5
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Income (loss) before
 income taxes                12.6           16.6        4.2       5.6        5.5        4.3         3.2        (23.5)         28.5

Income taxes                  3.4            0.3          -       2.2        1.9          -         0.1            -           7.9
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Net income (loss)         $   9.2   $       16.3   $    4.2   $   3.4   $    3.6   $    4.3   $     3.1  $     (23.5)  $      20.6
                          ========  =============  =========  ========  =========  =========  ========== ============  ============


Note:  Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.

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